UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2006

P & F INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

G	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

G	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

G	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

G	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 31, 2006, at the annual meeting of stockholders of P & F Industries, Inc. (the “Company”), the stockholders of the Company approved the Executive 162(m) Bonus Plan (the “Bonus Plan”), which, subject to approval by the stockholders, had been adopted by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) on January 25, 2006. The Bonus Plan provides for incentive payments to the Company’s key executives who may be affected by Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”), and are designated by the Compensation Committee to be subject to the Bonus Plan. The Bonus Plan is designed to provide for a direct correspondence between performance and compensation for certain key Company executives and to qualify certain components of compensation paid to certain of the Company’s key executives for the tax deductibility exception under Code Section 162(m) while maintaining a degree of flexibility in the amount of incentive compensation paid to such individuals. The Bonus Plan replaces the Company’s Executive Incentive Bonus Plan (which was terminated by the Company on January 25, 2006, subject to the determination and payment of awards for fiscal 2005, which have subsequently been determined and paid) with respect to bonuses for executives who are designated by the Compensation Committee to be subject to the Bonus Plan. The Compensation Committee expects to designate as participants in the Bonus Plan those executives whose bonuses will be subject to Code Section 162(m).

Code Section 162(m) generally disallows a Federal income tax deduction to any publicly held corporation for non-performance based compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers employed on the last day of the taxable year. The Company intends to structure awards under the Bonus Plan so that compensation resulting therefrom would be qualified “performance based compensation” eligible for continued deductibility. To preserve the tax deductibility of such compensation, the Company sought and received stockholder approval of the Bonus Plan, including the business criteria upon which the performance goals applicable to the Bonus Plan may be based and the maximum amount that may be paid during any performance period to an executive.

The following summary describes the principal provisions of the Bonus Plan. The summary does not purport to be complete and is qualified in its entirety by the full text of the Bonus Plan, which is filed herewith as Exhibit 10.1, and incorporated herein by reference.

Plan Administration

The Bonus Plan will be administered by the Compensation Committee. The Compensation Committee will select the key executives who will be eligible to receive awards, the target pay-out level and the performance targets. The Compensation Committee will certify the level of attainment of performance targets.

Description of Bonus Plan

Participants in the Bonus Plan will be eligible to receive cash performance awards based on attainment by the Company and/or a subsidiary, division or other operational unit of the Company of specified performance goals to be established for each performance period by the Compensation Committee. The performance award will be payable as soon as administratively feasible in the next fiscal year following the end of the performance period with respect to which the payment relates, but only after the Compensation Committee certifies that the performance goals have been attained. The Compensation Committee has the right to reduce awards in its discretion even if the performance goals have been attained.

Code Section 162(m) requires that performance awards be based upon objective performance measures. The performance goals will be based on one or more of the following business criteria with regard to the Company (or any subsidiary, division, other operational unit or administrative department of the Company) as specified by the Compensation Committee:

·       the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets;

·       the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits, including that attributable to continuing and/or other operations;

·       the attainment of certain target levels of, or a specified increase in, operational cash flow;

·       the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Compensation Committee;

·       the attainment of certain target levels of, or a specified percentage increase in, earnings per share or earnings per share from continuing operations;

·       the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, net income or earnings before income tax or other exclusions;

·       the attainment of certain target levels of, or a specified increase in, return on capital employed (including, without limitation, return on invested capital or return on committed capital);

·       the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholder equity;

·       the attainment of certain target levels of, or a percentage increase in, market share;

·       the attainment of certain target levels of, or a percentage increase in, the fair market value of the shares of the Company’s common stock;

·       the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends;

·       the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs; or

·       the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula.

To the extent permitted under Code Section 162(m), the Compensation Committee may: (i) designate additional business criteria on which the performance goals may be based; or (ii) adjust, modify or amend the aforementioned business criteria.

The maximum performance award payable to any individual for any performance period is $2,750,000. Each performance period will be a period of 1 year (fiscal or calendar) or less, as determined by the Board of Directors.

A participant and the Company may agree to defer all or a portion of a performance award in a written agreement executed prior to the beginning of the performance period to which the performance award relates in accordance with any deferred compensation program in effect applicable to such participant. Any deferred performance award will not increase (between the date on which it is credited to any deferred compensation program and the payment date) by an amount that would result in such deferral being deemed as an “increase in the amount of compensation” under Code Section 162(m). To the extent applicable, any deferral under the Bonus Plan is intended to comply with the applicable requirements of Code Section 409A (and the regulations thereunder) and will be limited, construed and interpreted in a manner so as to comply therewith.

Term and Amendment of the Bonus Plan

The Bonus Plan is effective as of January 1, 2006. The Bonus Plan may be amended or discontinued by the Board of Directors at any time. However, stockholder approval is required for an amendment that increases the maximum payment which may be made to any individual for any performance period above the award limits outlined above and specified in the Bonus Plan, materially alters the business criteria for performance goals set forth in the Bonus Plan, changes the class of eligible employees or otherwise requires stockholder approval under Code Section 162(m). In addition, the business criteria for performance goals under the Bonus Plan must be reapproved by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the business criteria for performance goals.

The Bonus Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended, nor is it intended to be qualified under Code Section 401(a).

Description of Bonus Plan Awards for 2006

On January 25, 2006, the Compensation Committee determined, subject to approval of the Bonus Plan by the stockholders, that Richard A. Horowitz, Chairman of the Board, President and Chief Executive Officer of the Company, and Joseph A. Molino, Jr., Vice President, Chief Operating Officer and Chief Financial Officer of the Company, will be eligible to receive awards under the Bonus Plan for the initial performance period of 2006, provided that the performance goals described below are satisfied and certified by the Compensation Committee in accordance with Code Section 162(m). This award may range from 0% to 9.0% of the Company’s profits (as determined in accordance with the applicable award agreement) for Mr. Horowitz and from 0% to 2.3% of the Company’s profits (as determined in accordance with the applicable award agreement) for Mr. Molino for the initial performance period depending upon the achievement of the performance goals described below.

For the initial performance period, the Compensation Committee has established the achievement of certain target levels with respect to return on stockholder equity as the performance goal for Messrs. Horowitz and Molino.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Executive 162(m) Bonus Plan of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P&F INDUSTRIES, INC.

Date: May 31, 2006	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr. Vice President, Chief Operating Officer and Chief Financial Officer